As filed with the Securities and Exchange Commission on May 30, 2013

Registration No. 333-186819

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 7
TO
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RCS Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6211	38-3894716
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 Park Ave., 15th Floor
New York, NY 10022
(866) 904-2988

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

NICHOLAS S. SCHORSCH
Executive Chairman of the Board of Directors
RCS Capital Corporation
405 Park Ave., 15th Floor
New York, NY 10022
(866) 904-2988

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

PETER M. FASS JAMES P. GERKIS STUART BRESSMAN Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	JAMES A. TANAKA General Counsel RCS Capital 405 Park Ave., 15th Floor New York, NY 10022 (866) 904-2988	STEPHEN E. OLDER McGuireWoods LLP 1345 Avenue of the Americas Seventh Floor New York, New York 10105 Tel: (212) 548-7086 Fax: (212) 548-2150

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A common stock, par value $0.001 per share	—	—	$86,250,000	$11,765	(3)

(1)	Includes additional shares of Class A common stock that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 is being filed solely for the purpose of filing an updated version of Exhibit 5.1. No changes have been made to the form of preliminary prospectus constituting Part I of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of RCS Capital Corporation (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

The following expenses will be borne solely by the Registrant.

Amount to be Paid
Registration fee	$11,765
FINRA filing fee	$13,438
NYSE listing fee	$125,000
Blue Sky fees and expenses	$—
Printing and engraving expenses	$361,017
Legal fees and expenses	$1,171,562
Accounting fees and expenses	$252,500
Transfer Agent’s fees	$3,500
Miscellaneous	$61,218
Total	$2,000,000

*	To be included by amendment.

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). Our amended and restated bylaws will provide that we will indemnify, to the fullest extent permitted by Delaware law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions. In addition, we will enter into separate indemnification agreements with our executive officers and directors, which will require us to indemnify them against liabilities to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation will provide for such limitations on liability for our directors.

The Registrant currently maintains liability insurance for its directors and officers. In connection with this offering, the Registrant will obtain additional liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

Reference is made to the form of underwriting agreement previously filed as Exhibit 1.1 for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act.

On February 20, 2013, the Registrant sold 100 shares of common stock to RCS Capital, LLC (currently known as RCAP Holdings, LLC) for $100.

Prior to this offering, 24,000,000 shares of Class B common stock will be issued to RCAP Holdings, LLC in exchange for its 100 shares of common stock in reliance upon the exemption from the registration requirement of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:  Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules:  All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings

The undersigned hereby undertakes:

(a)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)	The undersigned Registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 30, 2013.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane Name: William M. Kahane Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2013
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Executive Chairman of the Board of Directors	May 30, 2013
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	May 30, 2013
/s/ Peter M. Budko Peter M. Budko	Chief Investment Officer and Director	May 30, 2013
/s/ Brian S. Block Brian S. Block	Chief Financial Officer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 30, 2013
* Mark Auerbach	Independent Director	May 30, 2013
* C. Thomas McMillen	Independent Director	May 30, 2013
* By:	/s/ William M. Kahane William M. Kahane Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1(5)	Form of Underwriting Agreement
3.1(2)	Certificate of Incorporation of RCS Capital Corporation
3.2(2)	By-laws of RCS Capital Corporation
3.3(6)	Form of Amended and Restated Certificate of Incorporation of RCS Capital Corporation
3.4(5)	Form of Amended and Restated By-laws of RCS Capital Corporation
4.1(5)	Form of Class A Common Stock Certificate
5.1	Opinion of Proskauer Rose LLP
10.1(6)	Form of Amended and Restated Limited Liability Company Agreement of Realty Capital Securities, LLC
10.2(6)	Form of Amended and Restated Limited Liability Company Agreement of RCS Advisory Services, LLC
10.3(6)	Form of Amended and Restated Limited Liability Company Agreement of American National Stock Transfer, LLC
10.4(5)	Form of Registration Rights Agreement
10.5(5)	Form of Exchange Agreement
10.6(5)	Form of Tax Receivable Agreement
10.7(5)	Form of RCS Advisory Services LLC — American Realty Capital Services Agreement
10.8(5)	Form of American Realty Capital — RCS Advisory Services, LLC Services Agreement
10.9(5)	Form of Management Agreement
10.10(5)	Form of Indemnification Agreement
10.11(6)	Form of RCS Capital Corporation 2013 Manager Multi-Year Outperformance Agreement
10.12(5)	Form of RCS Capital Corporation Equity Plan
10.13(3)	Dealer Manager Agreement between Business Development Corporation of America, BDCA Adviser, LLC and Realty Capital Securities, LLC dated January 25, 2011
10.14(3)	Fourth Amended and Restated Dealer Manager Agreement between American Realty Capital New York Recovery REIT, Inc., New York Recovery Advisors, LLC and Realty Capital Securities, LLC dated September 2, 2010
10.15(3)	Amended and Restated Dealer Manager Agreement between United Development Funding IV, UMTH General Services, LP and Realty Capital Securities, LLC dated November 12, 2009
10.16(3)	Second Amended and Restated Exclusive Dealer Manager Agreement by and between Phillips-Edison-ARC Shopping Center REIT Inc., Phillips Edison NTR LLC and Realty Capital Securities, LLC dated September 17, 2010
10.17(3)	Dealer Manager Agreement between American Realty Capital – Retail Centers of America, Inc., American Realty Capital Retail Advisors, LLC and Realty Capital Securities, LLC dated March 17, 2011
10.18(3)	Dealer Manager Agreement between American Realty Capital Healthcare Trust, Inc., American Realty Capital Healthcare Advisors, LLC and Realty Capital Securities, LLC dated February 18, 2011
10.19(3)	Dealer Manager Agreement between American Realty Capital Healthcare Trust II, Inc., American Realty Capital Healthcare II Advisors, LLC and Realty Capital Securities, LLC dated February 14, 2013
10.20(3)	Dealer Manager Agreement between ARC Realty Finance Trust, Inc., ARC Realty Finance Advisors, LLC and Realty Capital Securities, LLC dated February 12, 2013

Exhibit Number	Description
10.21(3)	Dealer Manager Agreement between American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Advisors II, LLC and Realty Capital Securities, LLC dated August 15, 2011
10.22(3)	Second Amended and Restated Dealer Manager Agreement between American Realty Capital Global Trust, Inc., American Realty Capital Global Advisors, LLC and Realty Capital Securities, LLC dated September 26, 2012
10.23(3)	Dealer Manager Agreement between American Realty Capital Trust IV, Inc., American Realty Capital Advisors IV, LLC and Realty Capital Securities, LLC dated June 8, 2012
10.24(1)	Amended and Restated Exclusive Dealer Manager Agreement between American Realty Capital Trust V, Inc., American Realty Capital Advisors V, LLC and Realty Capital Securities, LLC dated April 9, 2013
21.1(2)	Subsidiaries of the Registrant
23.1(6)	Consent of WeiserMazars, LLP
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1(4)	Power of Attorney
99.1(6)	Consent of Robert A. Stanger & Co., Inc.

*	To be filed by amendment.
(1)	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-1 (Reg. No 333-186819), filed with the SEC on April 29, 2013.
(2)	Previously filed as an exhibit to our Registration Statement on Form S-1 (Reg. No. 333-186819), filed with the SEC on February 22, 2013.
(3)	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Reg. No. 333-186819), filed with the SEC on March 28, 2013.
(4)	Previously filed on the signature page of Pre-Effective Amendment No. 2 to our Registration Statement on Form S-1 (Reg. No. 333-186819), filed with the SEC on April 29, 2013.
(5)	Previously filed as an exhibit to Pre-Effective Amendment No. 4 to our Registration Statement on Form S-1 (Reg. No. 333-186819), filed with the SEC on May 21, 2013.
(6)	Previously filed as an exhibit to Pre-Effective Amendment No. 6 to our Registration Statement on Form S-1 (Reg. No. 333-186819), filed with the SEC on May 29, 2013.